STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED  03:00 PM  04/28/1999
991168127  -  3036146

CERTIFICATE OF FORMATION

OF

DUKE ENERGY HYDROCARBONS, LLC

This Certificate of Formation of Duke Energy Hydrocarbons, LLC (the “LLC”), dated April 28, 1999, is being duly executed and filed by Beverly J. Fite, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101. et seq.).

FIRST.  The name of the limited liability company formed hereby is Duke Energy Hydrocarbons, LLC.

SECOND.  The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

THIRD.  The name and address of the registered agent for service of process on the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Beverly J. Fite
Name: Beverly J. Fite
Authorized Person